As filed with the Securities and Exchange Commission on November 2, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

UNITED RENTALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	06-1522496

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Five Greenwich Office Park, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)

United Rentals, Inc. 401(k) Investment Plan
(Full title of the plan)

Jonathan M. Gottsegen, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Five Greenwich Office Park
Greenwich, Connecticut 06831
(Name and address of agent for service)
(203) 622-3131
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum Offering	Maximum Aggregate
	Amount to be	Price per	Offering	Amount of
Title of Securities to be Registered	Registered	Share(1)	Price(1)	Registration Fee
Common Stock (par value $0.01 per share)(2)	300,000 shares	$9.58	$2,874,000.00	$160.37

(1)	Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, (the “Securities Act”) solely for the purposes of calculating the registration fee, on the basis of the average of the high and low selling prices per share of the Registrant’s common stock on October 28, 2009, as reported by the New York Stock Exchange.
(2)	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) under the Securities Act no separate fee calculation is made for plan interests.

EXPLANATORY STATEMENT IN CONNECTION WITH THE FILING
OF A REGISTRATION STATEMENT ON FORM S-8
FILED PURSUANT TO INSTRUCTION E OF FORM S-8
     United Rentals, Inc. (the “Registrant”) previously filed a registration statement on Form S-8 (File No. 333-39770) on June 21, 2000 (the “Registration Statement”), registering, among other shares, 200,000 shares under the Registrant’s 401(k) Investment Plan (the “401(k) Plan”). The contents of the Registration Statement are incorporated herein by reference. On August 22, 2002 the Registrant filed a registration statement on Form S-8 (File No. 333-98567) registering, among other shares, an additional 700,000 shares under the 401(k) Plan. In accordance with Instruction E of the general instructions to Form S-8, this registration statement is registering an additional 300,000 shares under the 401(k) Plan.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-23.1

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Amendment No. 1 to the United Rentals, Inc. 401(k) Investment Plan

23.1	Consent of Independent Registered Public Accounting Firm

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on November 2, 2009.

UNITED RENTALS, INC.
By:	/s/ Jonathan M. Gottsegen
	Name:	Jonathan M. Gottsegen
	Title:	Senior Vice President, General Counsel and Corporate Secretary
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading “Signatures” constitutes and appoints Jonathan M. Gottsegen, Esq. and William B. Plummer as his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael J. Kneeland Michael J. Kneeland	Director and Chief Executive Officer (Principal Executive Officer)	November 2, 2009
/s/ Jenne K. Britell Jenne K. Britell	Chairman	November 2, 2009
/s/ William B. Plummer William B. Plummer	Chief Financial Officer (Principal Financial Officer)	November 2, 2009
/s/ John J. Fahey John J. Fahey	Controller (Principal Accounting Officer)	November 2, 2009
/s/ José B. Alvarez José B. Alvarez	Director	October 28, 2009
/s/ Howard L. Clark, Jr. Howard L. Clark, Jr.	Director	November 2, 2009
/s/ Bobby J. Griffin Bobby J. Griffin	Director	November 2, 2009
/s/ Singleton B. McAllister Singleton B. McAllister	Director	November 2, 2009
/s/ Brian D. McAuley Brian D. McAuley	Director	November 2, 2009

Signatures	Title	Date
/s/ John S. McKinney John S. McKinney	Director	November 2, 2009
/s/ Jason D. Papastavrou Jason D. Papastavrou	Director	October 29, 2009
/s/ Filippo Passerini Filippo Passerini	Director	November 2, 2009
/s/ L. Keith Wimbush L. Keith Wimbush	Director	November 2, 2009

EXHIBIT INDEX

Exhibit Number	Description
4.1	Amendment No. 1 to the United Rentals, Inc. 401(k) Investment Plan

23.1	Consent of Independent Registered Public Accounting Firm